UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Dynasil Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	000-27503	22-1734088
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

44 Hunt Street, Watertown, MA 02472
(Address of principal executive offices)

(617)-668-6855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, at the recommendation of its Compensation Committee, the Board of Directors of Dynasil Corporation of America (the “Company”) increased the base salary of Peter Sulick, Interim CEO and Interim President, to $300,000. Additionally, Mr. Sulick was paid a one-time bonus totaling $140,000 in compensation that included 40,000 shares, valued at $58,800, of the Company’s common stock under the Company’s 2010 Stock Incentive Plan and $81,200 in cash. The increase in compensation is the first since Mr. Sulick assumed the roles of Interim President and Interim CEO in July of 2012. The bonus was awarded in recognition of Mr. Sulick’s leadership through the Company’s recent bank default, which was resolved earlier in May of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNASIL CORPORATION OF AMERICA

Date: May 23, 2014	By: /s/ Thomas C. Leonard
Name: Thomas C. Leonard
Title: Chief Financial Officer